Filed by Third Point Reinsurance Ltd.
pursuant to Rule 425 under the Securities Act of 1933
and deemed filed under Rule 14a-12
under the Securities Exchange Act of 1934
Subject Company: Sirius International Insurance Group, Ltd.
Commission File No.: 001-38731
Date: September 29, 2020

Third Point Reinsurance Ltd. Announces Appointment of David Junius as Chief Operating Officer

Hamilton, BERMUDA, September 29, 2020 - Third Point Reinsurance Ltd. (NYSE: TPRE) (“Third Point Re” or the “Company”) today announced that David Junius has been appointed Chief Operating Officer effective October 1, 2020. Upon the Company’s anticipated closing of its merger transaction (the “Merger”) with Sirius International Insurance Group Ltd. (“Sirius” or “Sirius Group”), Mr. Junius will be appointed Chief Financial Officer of the Company, to be renamed SiriusPoint Ltd. (“SiriusPoint”).
Sid Sankaran, Chairman of Third Point Re, said, “We are very excited to have David join our team as we create a leading global reinsurer through our merger with Sirius. Upon closing, SiriusPoint will have the capital, platform, underwriting talent and clients to take advantage of improving market conditions. Having worked with David for many years, I know he will be instrumental in our efforts to improve SiriusPoint’s profitability and return on equity which will ultimately generate value for our shareholders.”
David Junius commented, “I am thrilled to join Third Point Re given the opportunity presented by a combined SiriusPoint. While much has been said about the improving market environment in which we are very well positioned, I also see a clear path to improve our operations and underwriting profitability while managing capital prudently, areas where I have had strong success during my career. By bringing a renewed focus on technology, we can position the company to efficiently service our customers and manage risk to enhance SiriusPoint’s earnings and grow book value.”
Mr. Junius brings more than 23 years of industry experience to his new role having most recently served as the Chief Financial Officer for the International division of the General Insurance segment at American International Group, Inc. (“AIG”). He previously served as AIG’s Corporate Treasurer, CFO for the AIG Property and Casualty Asia Pacific operations and Managing Director of AIG Strategic Planning. Mr. Junius holds a Bachelor of Arts in International Relations & Soviet Studies from Boston University, a Master of Arts in International Affairs from the George Washington University and an MBA in Analytical Finance & Accounting from the University of Chicago Booth School of Business.
Christopher S. Coleman, the current Chief Financial Officer of the Company, will continue in his role through the closing of the Merger to assure a smooth and efficient transition of his duties. It is the Company’s intention that Mr. Coleman will continue to serve in a mutually agreed senior position at SiriusPoint following the closing of the Merger.
Mr. Sankaran continued, “I am also very pleased that Chris will remain with the Company. Chris has been a tremendous partner as we transform Third Point Re into a global specialty reinsurer with the goal of delivering more consistent returns and profitability. Our merger with Sirius will accelerate our progress and I look forward to working with Chris as we continue our journey.”

Safe Harbor Statement Regarding Forward-Looking Statements
Information set forth in this communication, including financial estimates and statements as to the expected timing, completion and effects of the Merger, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of Third Point Re and Sirius Group and are subject to significant risks and uncertainties outside of our control. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the risk that Sirius Group shareholders may not adopt the merger agreement or that Third Point Re shareholders may not approve the stock issuance, (3) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, (4) risks that any of the closing conditions to the Merger may not be satisfied in a timely manner, and (5) the risk that SiriusPoint may not achieve the expected benefits of the transaction. Discussions of additional risks and uncertainties are contained in Third Point Re’s and Sirius Group’s filings with the Securities and Exchange Commission. Neither Third Point Re nor Sirius Group is under any obligation, and each expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.
Where to Find Additional Information
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the Merger. In connection with the Merger, the Company filed with the SEC on September 23, 2020 a Registration Statement on Form S-4 that included a preliminary joint proxy statement/prospectus, and each of the Company and Sirius Group may be filing with the SEC other documents regarding the Merger. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other documents filed by Third Point Re and Sirius Group with the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus and each company’s other filings with the SEC may also be obtained from the respective companies. Free copies of documents filed with the SEC by Third Point Re will be made available free of charge on Third Point Re’s investor relations website at https://www.thirdpointre.com/investors/. Free copies of documents filed with the SEC by Sirius Group will be made available free of charge on Sirius Group’s investor relations website at https://ir.siriusgroup.com/.
Participants in the Solicitation
Third Point Re and its directors and executive officers, and Sirius Group and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from their respective shareholders in respect of the proposed merger. Information about the directors and executive officers of Third Point Re is set forth in its Annual Proxy Statement, which was filed with the SEC on April 27, 2020. Information about the directors and executive officers of Sirius Group is set forth in its Annual Report on Form 10-K, which was filed with the SEC on March 5, 2020 (as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 21, 2020). Investors may obtain additional information regarding the interest of such participants by reading the proxy statement/prospectus regarding the proposed merger when it becomes available.

About the Company
The Company is a public company listed on the New York Stock Exchange which, through its wholly-owned subsidiaries Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd., writes property and casualty reinsurance business. Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd. each have an "A-" (Excellent) financial strength rating from A.M. Best Company, Inc. www.thirdpointre.com

Contacts:

Investors
Third Point Reinsurance Ltd.
Christopher S. Coleman – Chief Financial Officer
investorrelations@thirdpointre.bm
+1 441-542-3333

Media
Rein4ce
Mairi Mallon
mairi.mallon@rein4ce.co.uk
+44 7843076533

Source: Third Point Reinsurance Ltd.